                                 EXHIBIT 10.29

                              YARN SUPPLY AGREEMENT

This YARN SUPPLY AGREEMENT (this "Agreement") is dated this 5th day of January, 2005 and is made by and between Parkdale Mills, Inc., a North Carolina corporation, and Parkdale America, LLC, a North Carolina limited liability company (collectively, "Parkdale"), and Delta Apparel, Inc., a Georgia corporation ("Delta").

                                   WITNESSETH

      WHEREAS, Parkdale produces yarns and related products for sale and Delta and its Subsidiaries (as hereafter defined) consume yarns in connection with the manufacture of activewear;

      WHEREAS, Parkdale America, LLC and Delta have entered into an Asset Purchase Agreement, dated as of November 18, 2004 (the "Acquisition Agreement"), pursuant to which Parkdale America, LLC has agreed to purchase from Delta substantially all of the assets and properties used in the operation of a yarn-spinning facility located in Edgefield, South Carolina (the "Facility"); and

      WHEREAS, Parkdale and Delta wish to enter into an agreement for the supply of yarn.

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, the legal sufficiency and adequacy of which is hereby expressly acknowledged, the parties hereto agree as set forth in this Agreement.

      1. Definitions. The following terms used in this Agreement shall have the meanings set forth in this SECTION 1:

      "Acquisition Agreement" shall have the meaning set forth in the Recitals.

      "Basis" shall mean the premium or discount charged by merchants (suppliers) of cotton over and above the future market cost of such cotton, which premium or discount is based on the quality type, payment terms and delivery point of such cotton and which Basis (i) is calculated in points per pound where one point is equal to $.0001 (or one hundredth of one cent) and (ii) shall be proposed annually by Parkdale on the anniversary date of this Agreement and be acceptable to Delta.

      "Cost Price" shall mean the cotton price per pound based on the pricing procedures set forth on EXHIBIT C.

      "Disputes" shall have the meaning set forth in SECTION 15.

      "Facility" shall have the meaning set forth in the Recitals.

      "New Business" shall have the meaning set forth in SECTION 3.

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      "Specifications" shall have the meaning set forth in SECTION 4(a).

      "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise at the time controlled, directly or indirectly, through one or more intermediaries, or both, by Delta.

      "Taxes" shall have the meaning set forth in SECTION 7.

      "Term" shall have the meaning set forth in SECTION 2.

      "Territory" shall mean the United States of America, Canada, Mexico, Guatemala, Belize, El Salvador, Honduras, Nicaragua, Costa Rica and Panama.

      "Yarn" shall mean Yarn Counts made from one hundred percent (100%) cotton or fifty percent (50%) cotton/fifty percent (50%) polyester (hereinafter "50/50") open end spun yarn, ring spun yarn, or air jet spun yarn, or other cotton/polyester blends to form heather yarns ("hereinafter "Blends") to be delivered pursuant to SECTION 4, excluding, however, yarns that Parkdale does not manufacture as of the date of this Agreement in the ordinary course of its business.

      "Yarn Counts" means such yarn counts made from 100% cotton or 50/50 open end spun yarn, ring spun yarn, or air jet spun yarn, or Blends as are set forth in the Specifications.

      2. Term. The term of this Agreement (hereinafter the "Term") shall commence on January 1, 2005 and shall continue until and include December 31, 2009 unless written notice of termination is served by either party upon the other in accordance with the provisions of SECTIONS 11 OR 12 below.

      3. Product; Quantity. Subject to the terms and conditions of this Agreement, during the Term, Delta shall purchase exclusively from Parkdale, and Parkdale shall supply to Delta, all Yarn required by Delta and its Subsidiaries for use in manufacturing operations conducted by Delta and its Subsidiaries in the Territory. Parkdale's obligation under this Agreement to supply to Delta, and Delta's obligation to purchase from Parkdale, Yarn required by Delta and its Subsidiaries shall include Yarn required by any new business operated or acquired (whether acquired by means of an asset purchase, stock purchase, merger, consolidation, or otherwise) by Delta or any of its Subsidiaries during the Term (each, a "New Business"), as long as such Yarn is required for use in manufacturing operations conducted by such New Business in the Territory. Notwithstanding the foregoing, Delta shall not be required to purchase exclusively from Parkdale, and Parkdale shall not be required to supply to Delta, any Yarn required by any New Business acquired by Delta or any of its Subsidiaries during the Term to the extent that an obligation exists for such New Business to acquire Yarn from a supplier other than Parkdale under a supply agreement or other binding arrangement in effect prior to Delta's or its Subsidiary's acquisition of such New Business.

      4.    Duties and Obligations of Parkdale.

      (a) Compliance with Standards. Parkdale shall supply Yarn in full compliance with the product specifications (the "Specifications") set forth in EXHIBIT A attached hereto. Any modifications to the Specifications may only be made by agreement in writing by both parties.

      (b) Delivery. Parkdale shall ship and regularly fulfill the weekly supply of Yarn (as set forth in purchase orders provided by Delta to Parkdale) to Delta or to such destination(s) as Delta shall designate in writing on an F.O.B. (Parkdale's facility) basis with carriers designated by Delta so that Delta shall assume all freight, transportation, and insurance from the time of delivery. If Parkdale determines that it will be unable to meet Delta's delivery requirements, as set forth in any purchase order provided by Delta to Parkdale, it shall so notify Delta no later than ten (10) days after receipt of Delta's order and propose an alternative delivery schedule. If such alternative delivery schedule is not acceptable to Delta, Delta shall have the right to reject the alternative delivery schedule by written notice to Parkdale and to utilize an alternative supply source with respect to such order. In addition, in the event that Parkdale fails to deliver Yarn on any required delivery date, Delta may utilize an alternative supply source with respect to such Yarn. Claims by Delta for inadequate delivery of Yarn shall be void unless Delta gives Parkdale written notice of the claim within thirty (30) calendar days of receipt of the Yarn at the destination designated by Delta.

      (c) Records. All original records, in whatever form, relating to the manufacturing, production, quality control assurance, proof of origin records and shipment of Yarn shall be retained by Parkdale for a period of not less than two (2) years from the date of delivery of each lot of Yarn to which said records pertain. Parkdale shall provide Delta or its representatives with access, upon reasonable notice to Parkdale, to inspect Parkdale's quality control and other records relating to the Yarn and all other records relating to obligations of Parkdale pursuant to this Agreement.

      (d) Shipping Pallets. Parkdale shall, at its expense, (i) provide all shipping pallets for the transportation of Yarn, and (ii) pick up on a regular basis and return to its premises all shipping pallets which have been emptied by Delta.

      (e) Time of the Essense. Parkdale acknowledges that time is of the essence under this Agreement.

      (f) Location of Manufacturing Operations. Parkdale agrees that all Yarn delivered hereunder shall be manufactured by it in North Carolina, South Carolina, or Virginia, or at such other location as Delta may approve in writing.

      5. Warranty. Parkdale warrants that the Yarn delivered hereunder shall conform in all respects to the Specifications and shall be manufactured, produced and shipped in accordance with the Specifications and warrants that the Yarn shall be free from defects in materials and workmanship and that, at the time of delivery, Parkdale shall have good title and right to transfer and sell the same and that the same shall be delivered free of encumbrances. If Parkdale fails to deliver any Yarn hereunder free of encumbrances, Delta may reject such Yarn pursuant to SECTION 6 or Delta may, upon written notice to Parkdale, require that Parkdale, at its expense, defend the title thereto and promptly cause any security interest, claim, demand, lien, or other encumbrance to be removed. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 5, PARKDALE MAKES NO OTHER WARRANTIES OF QUALITY, AND PARKDALE

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HEREBY DISCLAIMS ALL OTHER WARRANTIES OF QUALITY, WHETHER EXPRESS OR IMPLIED,
WHETHER CREATED BY CONTRACT OR BY OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      6. Rejection of Yarn.

      (a) Delta may reject any Yarn that does not conform in any respect to the warranties provided by Parkdale in SECTION 5 of this Agreement provided that Delta gives notice to Parkdale of such rejection within thirty (30) days after Delta discovers the nonconformity.

      (b) Upon rejection of Yarn by Delta, Parkdale shall promptly replace the nonconforming Yarn with Yarn conforming to the warranties in SECTION 5 of this Agreement. Parkdale shall bear all costs in fulfilling its obligation to replace nonconforming Yarn, including all freight costs associated with return of nonconforming Yarn to Parkdale and all freights costs associated with the shipment of replacement Yarn to Delta.

      7. Purchase Price, Payment; Rebates. The purchase price for each pound of Yarn delivered by Parkdale pursuant to this Agreement shall be calculated in accordance with the formula set forth on EXHIBIT B attached hereto. Parkdale shall invoice Delta weekly for all Yarn delivered during the preceding week pursuant to Delta's purchase orders. Such invoices shall be payable by Delta on a net forty-five (45) day basis following actual receipt of the invoice. All payments shall be remitted to Parkdale at the address specified in or given pursuant to SECTION 18 hereof. Delta is solely responsible for, and will pay, any and all applicable sales, use, value added, or excise taxes, and any and all imposts, customs, duties or consular fees or charges related to importation or exportation of goods, imposed by any governmental authority in the Territory in connection with the sale of Yarn by Parkdale to Delta (collectively "Taxes"), excluding, however, any Taxes measured upon Parkdale's income. Each party agrees to take all actions reasonably required to obtain exemptions from or reductions of Taxes (other than income Taxes) required to be paid or withheld that may be applicable to any payment due hereunder. Parkdale agrees to pay to Delta all rebate amounts actually received by Parkdale under any rebate program(s) administered by the USDA for the benefit of cotton consumers to the extent such rebates are attributable to bales of cotton opened by Parkdale to fulfill its obligations under this Agreement. Such rebate payments shall be made by Parkdale within seven (7) days of the end of each month.

      8. Purchase Orders. All sales of Yarn produced for Delta in accordance with this Agreement will be made pursuant to purchase orders submitted by Delta from time to time, the terms of which shall be controlled by the terms of this Agreement, regardless of whether such purchase orders reference this Agreement. To the extent the terms of a purchase order conflict with the terms of this Agreement, the terms of this Agreement shall control. Except as provided in
SECTION 4(b) with respect to delivery schedules, each purchase order for Yarn submitted by Delta in accordance with the provisions of this Agreement shall be deemed automatically accepted by Parkdale, subject to the provisions of Section 4(b) with respect to delivery requirements.

      9. Limitation of Liability. Subject to compliance with the Specifications and without limiting SECTION 5, the determination of the suitability of the Yarn furnished hereunder for the uses contemplated by Delta is the sole responsibility of Delta and Parkdale shall have no responsibility in connection therewith. Except in the case of gross negligence or gross misconduct, Parkdale's sole liability and Delta's sole remedy for the non-delivery or delivery of inadequate quantities of Yarn, or for the delivery of Yarn not conforming to Specifications, shall be for Delta's direct damages, if such failure is not excused pursuant to SECTION 11 of this Agreement. Neither party shall, under any circumstances, be liable for loss of profits or any other indirect or consequential damages except in the case of gross negligence or gross misconduct.

      10.   Confidentiality.

      (a) This Agreement, the terms herof, and all information furnished or to be furnished by Delta to Parkdale or by Parkdale to Delta in connection with and during the Term of this Agreement shall be kept confidential by the party receiving said information, except for purposes authorized by this Agreement, and neither party shall disclose such information to any person or firm unless previously authorized in writing by the other party to do so; provided, however, that the party receiving such information may disclose the same to its responsible officers and employees who require the information for the purposes contemplated by this Agreement, provided that such officers and employees are made aware of, and agree to be bound by, the provisions of this Section. Any other provision hereof to the contrary notwithstanding, it is expressly understood and agreed by the parties that each party's obligations of confidentiality and nondisclosure herein assumed shall not apply to any information which (i) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (ii) became known to the public through no fault of such party, (iii) is later lawfully acquired by such party from other sources without breach of any confidentiality obligation; or (iv) is required to be disclosed by applicable law or legal process. In the event that disclosure is required pursuant to legal process, (a) the receiving party shall provide the other party with prompt notice of such requirement so the other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement; (b) in the event that a protective order or other remedy is obtained, the receiving party shall use all reasonable efforts to assure that all information disclosed shall be covered by such order or other remedy; and (c) whether or not such protective order or other remedy is obtained or the other party waives compliance with the provisions of this Agreement, the receiving party will disclose only that portion of the information which it is legally required to disclose.

      (b) The provisions of this SECTION 10 shall remain in force for a period of two (2) years following the termination of this Agreement, except with respect to any information that constitutes a trade secret, the protection of which shall be unlimited in duration.

      (c) The parties acknowledge that breach of this SECTION 10 by either party may cause damage to the other party which could not be adequately compensated by a monetary award. Accordingly, such other party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or any threatened breach and to specific performance of every provision of this SECTION 10 and, in any such case, no security shall be required to be posted in connection with such injunction.

      11.   Force Majeure.

      (a) Neither party shall be liable to the other for damages resulting from any failure to perform its obligations hereunder if such failure is due to any of the following: strikes, lockouts, concerted acts of workmen or other industrial disturbances, fires, explosions, floods or other natural catastrophes, civil disturbance, riots or armed conflict whether declared or undeclared, curtailment, shortage, rationing or allocation of normal sources of supply of labor, materials, transportation, energy or utilities, accidents, acts of God, delays of subcontractors or vendors, sufferance of or voluntary compliance with acts of government and government regulations (whether valid or invalid), embargoes, or any other similar or dissimilar cause, any of which is beyond the reasonable control of the party affected and which makes performance commercially impracticable.

      (b) Neither party shall be required to make any concession or grant any demand or request to bring to an end any strike or other concerted act of workmen.

      (c) Either party affected by an event described in SECTION 11(a) shall promptly, upon learning of such event and ascertaining that it has affected or will affect that party's performance under this Agreement, give notice to the other party, stating the nature of the event, its anticipated duration and any action being taken to amend or minimize its effect, and such party will use commercially reasonable efforts to minimize the effect of such event on the performance of its obligations under this Agreement.

      (d) If any event described in SECTION 11(a) partially reduces Parkdale's ability to produce or deliver Yarn, then Parkdale may prorate its available supply amongst Delta and Parkdale's other customers in a fair and equitable manner. If any event described in SECTION 11(a) partially or wholly reduces Parkdale's ability to produce or deliver Yarn, Delta shall be entitled to purchase Yarn from alternative sources of supply and, if such inability to produce or deliver Yarn persists in excess of sixty (60) days, Delta shall have the option to terminate this Agreement by written notice to Parkdale.

      (e) Notwithstanding this SECTION 11, Delta shall pay Parkdale for all Yarn shipped and received by Delta during the Term pursuant to the terms of this Agreement.

      12. Termination. This Agreement may be earlier terminated as set forth below.

      (a) Either party by written notice may terminate this Agreement at any time if the other party materially defaults in carrying out its terms and does not cure such default within thirty (30) days of receipt of written notice thereof. Notwithstanding the foregoing, Delta may terminate this Agreement forthwith upon notice to Parkdale, with no additional cure rights for Parkdale, if Parkdale fails for any reason whatsoever to deliver Yarn in accordance with the requirements of this Agreement on more than two (2) occasions in any one (1) calendar year.

      (b) Delta may terminate this Agreement forthwith upon notice to Parkdale if Andy Warlick is no longer actively involved in the operation of Parkdale.

      (c) Delta may terminate this Agreement forthwith upon written notice to Parkdale if (i) Parkdale disposes or attempts to dispose of all or any material portion of its business, whether by way of sale of assets or stock, or by way of merger, consolidation, joint venture or other arrangement, (ii) Parkdale ceases to function as a going concern, (iii) Parkdale ceases to conduct its operations in the ordinary course of business, (iv) a receiver for Parkdale is appointed, or (v) Parkdale otherwise takes advantage of any insolvency, bankruptcy, moratorium or similar laws or an involuntary proceeding under any such laws is initiated against Parkdale and such involuntary proceeding is not dismissed within ninety (90) days after it is initiated.

Upon termination of this Agreement as set forth above, neither party shall have any further obligation to the other; provided, however, that upon termination of this Agreement pursuant to this SECTION 12, Parkdale shall supply to Delta, and Delta shall purchase from Parkdale, all Yarn that was ordered by Delta pursuant to purchase orders submitted by it prior to termination of this Agreement. No termination of this Agreement shall prejudice any claim that arises prior to such termination or arises pursuant to deliveries of Yarn made pursuant to this Agreement.

      13. Authority; No Conflict. Each party represents and warrants to the others that (a) it has the power and authority to enter into this Agreement and to carry out its terms and (b) the performance of this Agreement is not restricted by, in violation of, or in conflict with, any applicable agreement, contract, or order to which it is a party.

      14. Independent Contractor. Parkdale is an independent contractor and neither Parkdale nor Delta is in any way an agent or partner of the other. Neither Parkdale nor Delta shall have any right to enter into any contract or agreement on behalf of the other or to bind the other in any manner.

      15. Dispute Resolution. Except for (a) matters relating to specific performance, injunctive relief or other equitable remedies or (b) third party claims, the parties hereto agree that any disputes, controversies or claims relating to the rights and obligations of the parties under, and to the transactions contemplated by, this Agreement ("Disputes") that are not resolved by the personnel of the respective parties directly involved shall first be referred to the appropriate senior management personnel of each party for resolution. If said senior management personnel are unable to resolve the Dispute within thirty (30) days following its referral to them, the Dispute shall be determined and adjudged by a panel of three arbitrators, unless the amount in controversy is less than $250,000, in which case a single arbitrator shall preside. The hearing shall be held in Charlotte, North Carolina. The selection of an arbitrator and the procedure shall be in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The arbitrator(s) shall be empowered to order discovery to the extent permitted under the Federal Rules of Civil Procedure. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party pay for and bear the costs of its own experts, evidence, and counsel's fees, and provided further that in the discretion of the arbitrator, any award may include the fees of a party's counsel if the arbitrator expressly determines that the party against which such award is entered has caused the dispute, controversy, or claim to be submitted to arbitration in bad faith.

      16. Assignment. Neither party may assign or transfer this Agreement without the other party's written consent, except that (i) Parkdale may assign its rights to payment under this Agreement to any bank, trust company, insurance company, or financial institution under the terms of financing agreements (but any such assignment shall not relieve Parkdale of its obligations hereunder);
(ii) Delta may collaterally assign this Agreement to any bank, trust company, insurance company, or financial institution under the terms of financing agreements (but any such assignment shall not relieve Delta of its obligations hereunder); (iii) each of Delta and Parkdale America, LLC may assign this Agreement to a wholly-owned subsidiary or a successor resulting from a consolidation or merger provided that any such successor shall have assumed the obligations of Delta or Parkdale America, LLC, as applicable, hereunder; and
(iv) each of Delta and Parkdale may assign this Agreement to a purchaser of substantially all of its business and assets provided that any such purchaser shall have assumed the obligations of Delta or Parkdale, as applicable, hereunder (but any such assignment shall not relieve Delta or Parkdale, as applicable, of its obligations hereunder). Notwithstanding the foregoing, Parkdale may not assign this Agreement or control of the Facility to any Delta Competitor. For purposes hereof, the term Delta Competitor shall mean any marketer or manufacturer of activewear.

      17. Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of all parties and their respective successors and permitted assigns.

      18. Notices. Except for routine communications hereunder, all notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by facsimile transmission) and shall be delivered
(a) in person or by courier or overnight service, (b) by mail by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile transmission, as follows:

      To Delta:

      Delta Apparel, Inc.
      2750 Premiere Parkway, Suite 100
      Duluth, GA 30097
      Attention: Robert W. Humphreys, President and CEO
      Telecopy: 678-775-6999
      Telephone: 678-775-6900

      To Parkdale:

      Parkdale Mills, Inc.
      531 Cotton Blossom Circle
      Gastonia, NC 28054
      Attention:
      Telecopy:
      Telephone:

or to such other address of a party as that party may designate in writing to the other in accordance with this Section. Either party may change the address to which notices are to be sent by giving written notice of such change of address to the other party in the manner provided above for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

      19. Waiver. A waiver of a breach of any term of this Agreement will not be construed as a waiver of any succeeding breach of that term or as a waiver of the term itself. A party's performance after the other's breach shall not be construed as a waiver of that breach. No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a waiver of that provision or right, nor shall it be a waiver of any of the other terms and conditions of this Agreement.

      20. Headings. Whenever the context requires in this Agreement, the singular includes the plural, the plural includes the singular, and the gender of any pronoun includes the other gender. Headings, titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

      21. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to conflicts of laws and principles. The parties acknowledge and agree that the Yarn sold hereunder and this Agreement are not subject to any provision of the United Nations Convention on the International Sale of Goods.

      22. Counterparts. This Agreement may be executed in one or more counterparts, each of which once executed shall be deemed an original but all of which together shall constitute one and the same instrument.

      23. Currency. All amounts referred to in this Agreement and all payments hereunder shall be made in the lawful currency of the United States of America.

      24. Entire Agreement; Modification. This Agreement and all documents incorporated herein by reference constitute the entire agreement between the parties, and supersede all prior agreements and understandings between them, relating to the subject matter hereof. This Agreement may not be supplemented, amended or modified except by a written instrument duly signed and executed by or on behalf of each party hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                            PARKDALE MILLS, INC.

                                            By: _______________________________
                                                Name:
                                                Title:

                                            PARKDALE AMERICA LLC

                                            By: _______________________________
                                                Name:
                                                Title:

                                            DELTA APPAREL, INC.


                                            By: _______________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                                 SPECIFICATIONS:

                                  See Attached.

                                                                       EXHIBIT B

                             PURCHASE PRICE OF YARN:

The purchase price for each pound of Yarn delivered shall be calculated in accordance with the following formula: PURCHASE PRICE = [(A + B) / C] + D

         Where:    A =      Cost Price

                   B = Basis, which for the purposes hereof for 2005 shall mean * points off

                   C = * (representing a waste factor of *) for 100% cotton Yarn and * (representing a waste factor of *) for 50/50 Yarn and Blends

                   D = Conversion Price for each of the following respective counts of Yarn (the "Yarn Counts"):

Yarn Count:                  Conversion Price Per Pound:
-----------                  --------------------------
10/1 count (50/50)           *
14/1 count (50/50)           *
18/1 count (50/50)           *
17 counts (100%)             *
18/1 count (100%)            *
19 counts (100%)             *
20/1 count (50/50)           *
20/1 count (100%)            *
18/1 count heathers          *
17/1 count heathers          *

This EXHIBIT B shall be amended from time to time to add conversion prices per pound for Yarn Counts required by Delta or any of its Subsidiaries not set forth above, as agreed to by the parties in their reasonable discretion.

EXAMPLE: *

The Conversion Price per pound will be increased in 2007 by * per pound and by an additional * per pound in 2009. The Cost Price per pound shall be adjusted over the term of this Agreement on a quarterly basis and shall be calculated for any given quarter based on the weighted average of cotton prices fixed for that quarter pursuant to EXHIBIT C. The Basis per pound shall be adjusted over the term of this Agreement on an annual basis on each anniversary date of this Agreement.

                                 Cotton Prices:

Parkdale shall purchase cotton at prices determined by Delta in accordance with EXHIBIT C attached hereto.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

              Inventory acquired Pursuant to Acquisition Agreement:

Notwithstanding any other provision of this Agreement to the contrary, the purchase price for Yarn produced from raw materials and work-in-process purchased by Parkdale from Delta pursuant to the Acquisition Agreement shall be computed (i) in the case of raw materials, on the basis of the Stated Value of the Inventory (as such terms are defined in the Acquisition Agreement) in lieu of Cost Price and Basis, and (ii) in the case of any work-in-process other than cotton at uniflock, on the basis of the Stated Value of the Inventory in lieu of Cost Price and Basis, a waste factor of * for 100% cotton Yarn and * for 50/50 Yarn and Blends in lieu of the applicable waste factor, and fifty (50%) percent of the applicable conversion price in lieu of the applicable conversion price.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

                                                                       EXHIBIT C
                                 COTTON PRICING:

For each quarter during the term of this Agreement, Delta shall prior to the respective dates set forth below (i) deliver fixation orders to Parkdale in writing for cotton at a price per pound or a range of acceptable prices per pound for the applicable NY Futures Cover Month and in multiples of 100 bales or
(ii) transfer to a brokerage account of Parkdale an equivalent number of NYBOT Cotton Futures. In the event that Delta fails to exercise its right to fix the price of cotton for any quarter prior to the respective date set forth below, Parkdale shall have the right to fix the cotton price for that quarter. If Delta fails to fix the price of cotton for any quarter in quantities that are sufficient for Parkdale to fulfill the purchase orders for Yarn issued by Delta for delivery during that quarter, the applicable Cost Price for such excess Yarn shall be equal to the cost fixed by Parkdale, if Parkdale manufactures such excess Yarn from cotton delivered to it pursuant to futures contracts, or Parkdale's cost to obtain cotton in the spot market, if Parkdale manufacturers such excess Yarn from cotton purchased by it in the spot market.

                      SCHEDULE FOR COTTON PRICE FIXATIONS:

Quarter:       Prices to be fixed prior to:            NY Futures Cover Month:
-------        ---------------------------             ----------------------
First          November 30                             March
Second         February 28                             May
Third          May 31                                  July
Fourth         August 30                               December

In the event that the number of bales fixed for any quarter exceeds the actual cotton content of the Yarn delivered by Parkdale during such quarter, the excess cotton fixation will be rolled forward to the next quarter at the price for the current quarter and Delta shall reimburse Parkdale's carrying costs for the excess cotton fixation until such fixation is exhausted. Carrying costs are * per bale per month (* per pound) and shall accrue on the last day of the month (e.g. unused cotton on March 31st will be subject to carrying charges if still unused on April 30th). Accrued carrying costs shall be paid by Delta on a quarterly basis or upon demand by Parkdale.

All fixation orders and executions must be promptly confirmed in writing by any of the respective representatives listed below or otherwise designated by written notice in accordance with Section 18.

             INDIVIDUALS RESPONSIBLE FOR FIXATION ORDERS/EXECUTION:

Delta:                      Parkdale:
-----                       --------
Robert W. Humphreys         Duke Kimbrell
Herbert M. Mueller          Andy Warlick
Charles Sutlief             Gene Frye
Deborah H. Merrill          Stuart Frazer

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.